Exhibit 99.1

For Immediate Release

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

ENZON REPORTS 3rd QUARTER 2011 RESULTS

PISCATAWAY, NJ – November 3, 2011 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced its financial results for the third quarter of 2011. For the third quarter of 2011, Enzon reported a loss from continuing operations of $9.1 million, or $0.19 diluted loss per share, as compared to a loss from continuing operations of $8.4 million, or $0.14 diluted loss per share, for the third quarter of 2010.

Third Quarter 2011 and Recent Highlights

•

In October, Ana I. Stancic, C.P.A., M.B.A., was promoted to Chief Operating Officer, Principal Executive Officer and Executive Vice President. Ms. Stancic will also continue serving in her role as Chief Financial Officer. Ralph Del Campo, M.B.A., former Chief Operating Officer and Principal Executive Officer, stepped down from his position to pursue other interests.

•

In October, Enzon also announced that the Board of Directors has formed a special committee to oversee the Company’s scientific and clinical development. The committee is comprised of Directors Richard A. Young, Ph.D., who will act as chairman, and Thomas F. Deuel, M.D.

Summary of Financial Results

Revenues
Royalty Revenue
Revenues received from the Company’s royalty products for the three months ended September 30, 2011 were $10.2 million, as compared to $10.9 million for the three months ended September 30, 2010. Royalties on PEGINTRON, marketed by Merck & Co., Inc., continue to comprise the majority of the Company’s royalty revenue and a reported decline in sales of PEGINTRON accounted for all of the decrease in royalty revenue. Two new treatments for chronic hepatitis C, Incivik® and Vectrilis®, were recently approved this year in the U.S. and E.U. These treatments are indicated for use in combination with ribavirin and peginterferon alfa. Enzon believes that the approval of these drugs may result in increased sales of PEGINTRON in the future; however, the Company has no clear evidence at this point of what impact, if any, these new therapies for hepatitis C may have on sales of PEGINTRON.

Research and Development
The Company’s pipeline research and development expenses were $10.4 million for the three months ended September 30, 2011, as compared to $14.2 million for the three months ended September 30, 2010. The pipeline consists of the following clinical programs: PEG-SN38 and the mRNA antagonists Hypoxia-Inducible Factor-1α (HIF-1α), Survivin and Androgen Receptor (AR). In addition, the Company has other novel LNA targets in various stages of preclinical research.

General and Administrative
General and administrative expenses decreased approximately 12 percent to $4.1 million for the three months ended September 30, 2011, as compared to $4.7 million for the three months ended September 30, 2010.

Restructuring
In September 2011, Enzon announced a reduction in force, which will reduce the number of employees by approximately 48 percent, to a total of 47, effective June 2012. Enzon expects the reduction in force to result in approximately $6.0 million in reduced annualized operating expenses once the plan is fully implemented by the second quarter of 2012. In connection with the reduction in force, the Company incurred a restructuring charge in the third quarter of 2011 of approximately $2.9 million. The Company also incurred restructuring charges of $0.7 million related to termination fees to exit the lease on the former Bridgewater headquarters, bringing the total restructuring charges to $3.6 million for the third quarter of 2011.

Cash and Investments
Total cash reserves, which include cash, cash equivalents, and investments in marketable securities, were $333.0 million as of September 30, 2011, as compared to $460.1 million as of December 31, 2010. During the third quarter of 2011, the Company expended approximately $24.8 million to purchase 2.5 million shares of its outstanding common stock. Since the inception of a share repurchase program in December 2010 to purchase up to $200 million of its common stock, the Company has purchased a total of 11.5 million shares of its outstanding common stock for a cumulative cost of $121.5 million through September 30, 2011. During the third quarter of 2011, the Company decided to suspend the share repurchase program. Enzon is in the process of assessing its options with respect to the repurchase program and analyzing the optimal utilization of its existing cash and royalty stream.

About Enzon
Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for cancer patients with high unmet medical needs. Enzon’s drug-development programs utilize two platforms - Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in human clinical development and multiple novel LNA targets in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward Looking Statements
There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include but are not limited to the timing, success and cost of clinical studies for Enzon’s product candidates, the ability to obtain regulatory approval of Enzon’s product candidates, Enzon’s ability to obtain the funding necessary to develop its product candidates, market acceptance of and demand for Enzon’s product candidates, and the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s most recent Annual Report on Form 10-K for the year ended December 31, 2010. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,

	2011	2010

Revenues:
Royalties	$10,207	$10,902
Contract research and development	54	2,217
Miscellaneous revenue	179	111

Total revenues	10,440	13,230

Operating expenses:
Research and development – pipeline	10,436	14,206
Research and development – specialty and contracted services	47	1,197
General and administrative	4,102	4,682
General and administrative – contracted services	2	86
Restructuring charge	3,616	453

Total operating expenses	18,203	20,624

Operating loss	(7,763)	(7,394)

Other income (expense):
Investment income, net	407	1,110
Interest expense	(1,480)	(1,479)
Other-than-temporary impairment loss	—	(896)
Other, net	(69)	174

Total other expense	(1,142)	(1,091)

Loss from continuing operations, before income tax expense (benefit)	(8,905)	(8,485)
Income tax expense (benefit)	200	(131)

Net loss	$(9,105)	$(8,354)

Loss per common share
Basic and diluted	$(0.19)	$(0.14)

Weighted average shares – basic and diluted	48,729	60,840

ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$304,995	$397,530
Marketable securities – available-for-sale	25,250	31,170
Other current assets	2,920	5,916

Total current assets	333,165	434,616

Property and equipment, net	18,065	21,574
Marketable securities	2,743	31,394
Other assets	565	1,273

Total assets	$354,538	$488,857

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$757	$4,192
Accrued expenses and other	14,009	14,195

Total current liabilities	14,766	18,387

Notes payable	134,499	134,499
Other liabilities	3,533	4,114

Total liabilities	152,798	157,000

Stockholders’ equity	201,740	331,857

Total liabilities and stockholders’ equity	$354,538	$488,857

Common shares outstanding	48,273	58,818